                                                                  EXHIBIT 10.21




                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This First Amendment, dated as of _______________, 1999, is made by and among NU-KOTE HOLDING, INC., a Delaware corporation, NU-KOTE IMPERIAL, LTD., a Delaware corporation, NU-KOTE INTERNATIONAL, INC., a Delaware corporation, INTERNATIONAL COMMUNICATION MATERIALS, INC., a Pennsylvania corporation, NU-KOTE IMAGING INTERNATIONAL, INC., a Delaware corporation, FUTURE GRAPHICS, INC., a California corporation, and NU-KOTE LATIN AMERICA, INC., a Delaware corporation (each a "Borrower" and together the "Borrowers"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation, formerly known as Norwest Business Credit, Inc. (the "Lender").

                                    Recitals

         The Borrowers and the Lender have entered into a Credit and Security Agreement dated as of December 14, 1998 (the "Credit Agreement"). All capitalized terms used in these recitals shall have the meanings given to them in the Credit Agreement.

         The Borrowers have requested (i) that the Lender, in its sole discretion, cause letters of credit to be issued for the Borrowers' account from time to time in an amount not to exceed $1,500,000 at any one time outstanding,
(ii) that the Lender release its security interest in the Xaar License, (iii) that the Capital Expenditures limitation be increased and (iv) that certain financial covenant violations be waived. The Lender is willing to grant the Borrowers' request subject to the terms of this First Amendment.

         Accordingly, the Borrowers and the Lender hereby agree as follows:

         1. Defined Terms. Capitalized terms used in this First Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended as follows:

         (a) Section 1.1 of the Credit Agreement is amended to add or substitute the following definitions:

            "'Collateral' means the Borrowers' Special Account, all of the Borrowers' Equipment, General Intangibles (including any rights to avoidance of transfers or recoveries of property or money under the Bankruptcy Code), Inventory, Real Estate Collateral, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods."

            "'First Amendment' means this First Amendment to the Credit and Security Agreement."

            "'Issuer' means the issuer of any Letter of Credit."

            "'L/C Amount' means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement."

            "'L/C Application' means an application and agreement for Letters of Credit in a form acceptable to the Issuer and the Lender."

            "'Letter of Credit' has the meaning given in Section 2.13."

            "'Obligation of Reimbursement' has the meaning given in Section 2.14(a)."

            "'Obligations' means each and every debt, liability and obligation of every type and description which the Borrowers may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrowers, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrowers arising under this Agreement or any L/C Application completed by the Borrowers (including but not limited to the Note and the Obligation of Reimbursement), or any other loan or credit agreement or guaranty between the Borrowers and the Lender, whether now in effect or hereafter entered into."

            "'Prime Rate' means the rate publicly announced from time to time by Wells Fargo Bank, National Association as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender."

            "'Special Account' means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.14."

            (b) The definition of "Base Rate" is deleted from Section 1.1 of the Credit Agreement. All references to the Base Rate shall be deemed references to the Prime Rate.




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

            2. Advances. The first paragraph of Section 2.1 of the Credit Agreement is amended to read as follows:

            "Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrowers from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base less the L/C Amount. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.6 and reborrow. The Borrowers agree to comply with the following procedures in requesting Revolving Advances under this
      Section 2.1."

            3. Fees. The following new Sections 2.3(c) and 2.3(d) are added to the Credit Agreement immediately after Section 2.3(b):

            "(c) LETTER OF CREDIT FEES. The Borrowers agree to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit, assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four percent (4%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit."

            "(d) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrowers agree to pay the Lender, on demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally."

            4. Mandatory Prepayment. Section 2.8 of the Credit Agreement is amended to read as follows:




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

            "Section 2.8 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrowers shall
      (i) immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.8 or under Section 2.6 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine."

            5. Letter of Credit Provisions. The following new Sections are added to the Credit Agreement at the end of Article II:

            "Section 2.13 Issuance of Letters of Credit.

                  (a) The Lender may, in its sole discretion, cause to be issued by an Issuer one or more letters of credit for the account of the Borrowers (each a "Letter of Credit") from time to time during the period from the date of the First Amendment until the earlier of the date the Lender demands payment of the Revolving Advances or the Termination Date, in an aggregate amount at any time outstanding not to exceed the lesser of:

                      (i) $1,500,000 less the L/C Amount, or

                      (ii) the Borrowing Base less the sum of (A) all
                  outstanding and unpaid Advances hereunder and (B) the L/C Amount.

            Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrowers and the Lender as co-applicants for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but in the event of inconsistency between the terms of any such L/C Application and the terms hereof, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than December 14, 2000.

                  (c) Any request for the issuance of a Letter of Credit under this Section 2.13 shall be deemed to be a representation by each Borrower that the statements set forth in Section 4.2 hereof are correct as of the time of the request.



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


            "Section 2.14 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrowers acknowledge that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrowers agree to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrowers hereby agree to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to, collectively, as the "Obligation of Reimbursement").

                  (b) The Borrowers hereby agree to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrowers to the Lender under this Section 2.14, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrowers at the Revolving Floating Rate.

            If the Borrowers fail to pay to the Lender promptly the amount of their Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Revolving Advance, and such Revolving Advance shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.4 hereof."

            "Section 2.15 Special Account. If a plan of reorganization is confirmed, if the Lender terminates this Credit Facility pursuant to
      Section 2.7 or this Credit Facility is otherwise terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrowers' Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrowers so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrowers at such time as the Lender is required to release its security interest in the Special Account under applicable law."

            "Section 2.16 Obligations Absolute. The obligations of the Borrowers arising under Section 2.14 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of
            Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any
            Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing."

            6. Pledge of Special Account and Collateral Account. The following new Section 3.8 is added at the end of Article III:

            "Section 3.8 Security Interest in Special Account. Each Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account from time to time and all proceeds thereof, as security for the payment of all Obligations."

            7. Conditions Precedent to Each Advance and Each Letter of Credit.
Section 4.2 of the Credit Agreement is amended to read as follows:




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

            "Section 4.2 Conditions Precedent to the Lender's Willingness to Consider Making All Advances and Causing All Letters of Credit to be Issued. The Lenders obligation to make each Advance or issue any Letter of Credit shall be subject to the further conditions that on such date:

                  (a) the representations and warranties contained in Article V hereof are correct on and as of such date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

                  (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default; and

                  (a) no Bankruptcy Court order is entered (i) authorizing the
            Borrowers to obtain financing or credit pursuant to section 364 of the Bankruptcy Code from any Person other than the Lender secured by a security interest or a Superpriority Claim unless such security interest and administrative claim are junior to the Security Interest and the Lender's Superpriority Claim, as the case may be or will be paid off from the Initial Advance; or (ii) providing adequate protection to any Person under sections 361 through 364 of the Bankruptcy Code by granting a security interest in any of the Collateral unless such security interest is junior to the Security Interest save and except for the claims against Hewlett-Packard Company."

            8. Capital Expenditures. Section 7.13 of the Credit Agreement is amended to read as follows:

            "Section 7.13 Capital Expenditures. The Borrowers will not incur or contract to incur, as of each fiscal year-to-date period described below, Capital Expenditures of more than the aggregate amount set forth opposite such period:



                    ---------------------------------------------------

                      Fiscal Year-to-Date                  Maximum
                      -------------------                  -------
                        Period Ending              Capital Expenditures
                        -------------              --------------------
                    ---------------------------------------------------
                         June 30, 1999                   $  512,500
                    ---------------------------------------------------

                      September 30, 1999                 $1,025,000
                    ---------------------------------------------------

                      December 31, 1999                  $1,537,500
                    ---------------------------------------------------

                        March 31, 2000                   $2,050,000
                    ---------------------------------------------------



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


            9. Events of Default. Section 8.1 of the Credit Agreement is amended to add the following new subsection 8.1(o) immediately thereafter:

            "(o) Failure to pay when due any amount specified in Section 2.14 hereof relating to the Borrowers' Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under
      Section 2.9 or 2.15 hereof."

            10. Rights and Remedies. Section 8.2 of the Credit Agreement is amended to read as follows:

            "During any Default Period, the Lender may without further order of, or application to the Bankruptcy Court for an order granting relief from the automatic stay of Section 362 of the Bankruptcy Code, exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Borrowers, declare the
            Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) the Lender may, by notice to the Borrowers, declare the
            Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

                  (c) the Lender may, without notice to the Borrowers and
            without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Obligations;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may make demand upon the Borrowers and,
            forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Sections 2.9 and 2.15 an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (f) the Lender may exercise and enforce its rights and
            remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies
            available to it by law or agreement.

      The Borrowers agree and admit that the occurrence of any Event of Default is sufficient cause for relief from the automatic stay under Section 362(d)(1) of the Bankruptcy Code. If an Event of Default occurs, the Borrowers consent to entry of an Order terminating the automatic stay 3 business days after the filing of an affidavit with the Bankruptcy Court by the Lender, or one of its attorneys, with service upon counsel for the Borrowers, setting forth the nature of the Default; provided, however, that if a Default under Section 8.1(e)(ii) occurs, the Lender must give notice of the Default to the trustee or examiner and request a hearing for relief from the stay based on the Default. The Borrowers shall have no defense, other than showing the alleged Default has not occurred."

            11. Waiver of Defaults. The Borrowers are in default of the following provisions of the Credit Agreement (collectively, the "Defaults"):

            (a) Section 6.16 regarding the Borrowers' Minimum EBITDAR for the fiscal year ending March 31, 1999; and

            (b) Section 6.17 regarding the Borrowers' Minimum Net Income for the fiscal year ending March 31, 1999.

            The Lender hereby waives the Defaults specified in this Paragraph 11, but only with respect to the periods therein specified. This waiver shall be effective only in the specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.

            12. Amendment and Waiver Fee. Concurrent with the execution of this Amendment by the Borrowers, the Borrowers shall pay the Lender an amendment and waiver fee in the amount of $10,000. Such fee shall be deemed fully earned by the execution of this Amendment by the Lender.

            13. Release of Lien on Xaar License. The Lender shall release its security interest in the Xaar License by executing a partial release statement in substantially the form of Exhibit A attached hereto.

            14. No Other Changes. Except as explicitly amended by this First Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance or Letter of Credit thereunder.

            15. Conditions Precedent. This First Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

            (a) A separate Certificate of each Borrowers' secretaries or assistant secretaries certifying as to (i) the resolutions of such Borrowers' board of directors and if required, shareholders, authorizing the execution and delivery of this First Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of such Borrowers, which were certified and delivered to the Lender pursuant to the Certificate of such Borrowers' secretaries or assistant secretaries dated as of December 14, 1998, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Borrowers' who have been certified to the Lender, pursuant to the Certificate of Authority of such Borrowers' secretaries or assistant secretaries dated as of December 14, 1998, as being authorized to sign and to act on behalf of such Borrowers continue to be so authorized or setting forth the sample signatures of such Borrowers' officers and agents authorized to execute and deliver this First Amendment and all other documents, agreements and certificates on behalf of the Borrowers.

            (b) A final order in form and substance satisfactory to the Lender, entered by the Bankruptcy Court after adequate notice of all parties entitled to be served, which, among other things, approves this First Amendment, authorizes the Borrowers to enter into this First Amendment and affirms that the senior lien in the Collateral and Superpriority Claim provided in the Credit Agreement applies to the Credit Agreement as amended hereby.

            (c) Such other matters as the Lender may require.

            16. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

            (a) Each of the Borrowers has all requisite power and authority to execute this First Amendment and to perform all of its obligations hereunder, and this First Amendment has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

            (b) The execution, delivery and performance by the Borrowers of this First Amendment have been duly authorized by all necessary corporate action and do not

      (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or any third party, except such authorization required by the Bankruptcy Court, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any of the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which it or its properties may be bound or affected.

            (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

            17. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

            18. No Waiver. The execution of this First Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this First Amendment.

            19. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this First Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

           20. Miscellaneous. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.



WELLS FARGO BUSINESS CREDIT, INC.            NU-KOTE HOLDING, INC.


                                             By
                                               ---------------------------------
                                               Its
                                                  -----------------

By
  ----------------------------------
  Its Vice President


NU-KOTE INTERNATIONAL, INC.                  NU-KOTE IMPERIAL, LTD.


By                                           By
  ----------------------------------           ---------------------------------
  Its                                          Its
     ---------------                              -----------------


INTERNATIONAL COMMUNICATION                  FUTURE GRAPHICS, INC.
MATERIALS, INC.


By                                           By
  ----------------------------------           ---------------------------------
  Its                                          Its
     ---------------                              -----------------


 NU-KOTE LATIN AMERICA, INC.                 NU-KOTE IMAGING INTERNATIONAL, INC.


 By                                          By
   ---------------------------------           ---------------------------------
   Its                                         Its
      --------------                              -----------------